                                                                      EXHIBIT 21

                                  SUBSIDIARIES

 The following is a list of Subsidiaries of Waban Inc. as of February 26, 1994:

        OPERATING SUBSIDIARIES              STATE OF INCORPORATION
        ----------------------              ----------------------
        HomeClub, Inc.                      Nevada
        HomeClub, Inc. of Texas             Delaware
        Fullerton Corporation               Delaware
        Natick Security Corp.               Massachusetts
        Natick Corporation                  Delaware
        REALTY SUBSIDIARIES
        -------------------
        HCI Development Corp.               California
        HomeClub First Realty Corp.         Colorado
        Natick First Realty Corp.           Connecticut
        Natick Second Realty Corp.          Massachusetts
        Natick Third Realty Corp.           New Jersey
        Natick Fourth Realty Corp.          New Jersey
        Natick Fifth Realty Corp.           Maryland
        Natick Sixth Realty Corp.           Connecticut
        BJW Development Corp.               Connecticut
        Natick MA Realty Corp.              Massachusetts
        Natick NH Realty Corp.              New Hampshire
        Natick NY Realty Corp.              New York
        HCWA Realty Corp.                   Washington
        HCCA Realty Corp.                   California
        Natick NY 1992 Realty Corp.         New York
        Natick PA Realty Corp.              Pennsylvania
        Natick VA Realty Corp.              Virginia
        HBNM Realty Corp.                   New Mexico
        HBOK Realty Corp.                   Oklahoma
        HBIN Realty Corp.                   Indiana
        Natick Portsmouth Realty Corp.      New Hampshire
        HBKS Realty Corp.                   Kansas
        HBCA 1993 Realty Corp.              California
        HBOR Realty Corp.                   Oregon
        HBUT Realty Corp.                   Utah
        HCWA 1993 Realty Corp.              Washington
        Natick NJ Realty Corp.              New Jersey
        Natick NJ 1993 Realty Corp.         New Jersey
        Natick NJ 1994 Realty Corp.         New Jersey
        NON-OPERATING SUBSIDIARIES
        --------------------------
        CWC Beverages Corp.                 Connecticut
        FWC Beverages Corp.                 Florida
        JWC Beverages Corp.                 New Jersey
        Mormax Beverages Corp.              Delaware
        Mormax Corporation                  Massachusetts
        RWC Beverages Corp.                 Rhode Island
        YWC Beverages Corp.                 New York
        Alken Wholesale Distributors, Inc.  Delaware